EXHIBIT 21.1

SUBSIDIARIES OF

ENTRAVISION COMMUNICATIONS CORPORATION

Arizona Radio, Inc., a Delaware corporation

Aspen FM, Inc., a Colorado corporation

Channel Fifty Seven, Inc., a California corporation

Diamond Radio, Inc., a California corporation

Entravision-Texas Limited Partnership, a Texas limited partnership

Entravision-Texas G.P., LLC, a Delaware limited liability company

Entravision-Texas L.P., Inc., a Delaware corporation

Entravision Communications Company, L.L.C., a Delaware limited liability company

Entravision Holdings, LLC, a California limited liability company

Entravision, L.L.C., a Delaware limited liability company

Entravision-El Paso, L.L.C., a Delaware limited liability company

Entravision San Diego, Inc., a California corporation

Latin Communications Group Inc., a Delaware corporation

Los Cerezos Television Company, a Delaware corporation

The Community Broadcasting Company of San Diego, Incorporated, a California corporation

Vista Television, Inc., a California corporation

Z-Spanish Media Corporation, a Delaware corporation

Lotus/Entravision Reps LLC, a Delaware limited liability company (50% owned)

Televisora Alco, S. de R.L. de C.V., a Mexico entity (“Alco”) (40% minority, limited voting interest (neutral investment) owned)

Tele Nacional, S. de R.L. de C.V., a Mexico entity (99.9% owned by Alco)

TVNorte, S. de R.L. de C.V., a Mexico entity (98% owned by Alco)

Comercializadora Frontera Norte, S. de R.L. de C.V., a Mexico entity (99.88% owned)

26 de Mexico, S. de R.L. de C.V., a Mexico entity

KNVO de Mexico, S. de R.L. de C.V., a Mexico entity